Exhibit 10.16


                 SECURITIES PURCHASE AGREEMENT

    SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of February 15, 2002, by and among BICO, Inc, a Pennsylvania corporation, with headquarters located at 2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220 (the "Company"), and J.P. Carey Asset Management, a Georgia corporation, with headquarters located at 3343 Peachtree Road, Suite 500; Atlanta, Georgia 30326 ("Buyer").

     WHEREAS:

    A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration pursuant to Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended (the "1933 Act"),

    B. The Company has offered to sell to the Buyer 4% Series K Convertible Preferred Stock (the "Preferred Stock") of the Company. The terms of the Preferred Stock, including the terms on which the Preferred Stock may be converted into the common stock of the Company, $0.10 par value, are set forth in the Certificate of Designation of Series K Preferred Stock, in substantially the form attached as Exhibit "A" hereto.

    C. The Buyer has agreed to purchase, upon the terms and conditions stated in this Agreement, an aggregate principal amount of $25,000,000 of Preferred Stock;

    D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit "B" (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws, and an Escrow Agreement substantially in the form attached hereto as Exhibit "C" (the "Escrow Agreement");

    NOW THEREFORE, the Company and the Buyer hereby agree as follows:

     1 .    PURCHASE AND SALE OF PREFERRED STOCK.

         a. Purchase of Preferred Stock. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer and the Buyer shall purchase from the Company an aggregate principal amount of Preferred Stock set forth above (the "Closing").

         b. Closing Dates. The date and time of the Closings (the "Closing Date") shall be 10:00 a.m. Eastern Standard Time, beginning one (1) business day following the date that the Registration Statement on Form S-1 to be filed by the Company in February 2002 is declared effective by the U.S. Securities and Exchange Commission, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer in writing). Each Closing Date shall occur as follows:

         (i) Following the initial Closing Date, the Company will provide notice to the Buyer, from time to time, of its request for funds (the "Company's Notice") which shall be a sum not greater than: the amount set forth in this Section 1, paragraph 1(b)(ii), set forth below, or three million dollars ($3,000,000);

        (ii) Upon receipt of the Company's Notice, the Buyer shall purchase an amount of Preferred Stock to be determined as follows: six (6) times the average of the "Daily Trading Values" during the twenty-two (22) trading days prior to the Company's Notice. The Daily Trading Value shall mean the closing bid price multiplied by the day's trading volume of the Common Stock. In the event that the average of the Daily Trading Values is less than $50,000 for any ten (10) day period, then the Buyer shall not be obligated to purchase pursuant to the Company's Notice.


         c. Form of Payment. On each Closing Date, (i) the Escrow Agent shall pay the Purchase Price to the Company for the Preferred Stock to be issued and sold to such Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Escrow Agent shall deliver to each Buyer, certificates representing such Preferred Stock which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "Certificates"), as further set forth in the Escrow Agreement.

     2. BUYER'S REPRESENTATIONS AND WARRANTEES.

         Each Buyer represents and warrants:

         a. Investment Purpose. Such Buyer (i) is acquiring the Preferred Stock and, (ii) upon conversion of the Preferred Stock will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any Preferred Stock or Conversion Shares for any minimum or other specific term and reserves the right to dispose of Preferred Stock or Conversion Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Neither the Buyer nor any of its affiliates have or will, directly or indirectly, maintain any short position in any securities of the Company or its affiliates until the later of: the date that all of the Conversion Shares have been distributed; or 150 days from the date of this Agreement. Prior to the end of such time period, neither the Buyer nor its affiliates shall, directly or indirectly, engage in any other hedging transaction in connection with the securities of the Company or its affiliates, including but not limited to options, swaps, or other derivative transactions.

         b. Accredited Investor/Tax Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC"). Such Buyer is not subject to U.S. withholding tax or other similar state tax.

         c. Reliance on Exemptions. Such Buyer understands that the Preferred Stock and Conversion Shares are being offered and sold to it in reliance on specific exemptions
     from  the  registration requirements  of   United  States
     federal   and  state securities laws and that the Company
     is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties,agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities. That at the time of this offer and sale of the Securities, the Buyer was not aware of and did not participate in any transaction in contravention of the U.S. securities laws, and that it is not and will not be part of any plan or scheme to evade the Securities Act or its registration provisions.

         d. Information. The Buyer and its advisors, if any, have been furnished with all appropriate materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and Conversion Shares, which have been requested by such Buyer. The Buyer specifically acknowledges receiving and reviewing the Company's SEC Documents (as defined herein) including but not limited to its Form 10-K for the year ended December 31, 2000; Form 10-Qs for the quarters ended March 31, June 30, and September 30, 2001; its Form 8-Ks filed since December 31, 2000, and its November 2001 Proxy Statement. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Preferred Stock and the Conversion Shares involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Preferred Stock and the Conversion Shares.

         e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Stock, the Conversion Shares, or the fairness or suitability of the investment in the Preferred Stock and the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Stock, and the Conversion Shares.

         f.    Transfer  or Resale.  Such Buyer understands
     that   except   as  provided  in  the  Registration   Rights
     Agreement: (i) the Preferred Stock and the Conversion Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless such sale, assignment, or transfer is approved (unless to an affiliate or successor entity) by the Company and (a) subsequently registered thereunder, (b) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (c) such Buyer provides the Company with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto); (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         g.    Legends.   Such  Buyer  understands   that   the
     certificates   or   other   instruments   representing   the
     Preferred Stock, until such time as the sale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

         THE  SECURITIES REPRESENTED BY THIS CERTIFICATE
         HAVE  NOT  BEEN REGISTERED UNDER THE SECURITIES
         ACT  OF  1933, AS AMENDED, OR APPLICABLE  STATE
         SECURITIES  LAWS.   THE  SECURITIES  HAVE  BEEN
         ACQUIRED FOR INVESTMENT AND MAY NOT BE  OFFERED
         FOR  SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE
         ABSENCE  OF AN EFFECTIVE REGISTRATION STATEMENT
         FOR THE SECURITIES UNDER THE SECURITIES ACT  OF
         1933,   AS   AMENDED,   OR   APPLICABLE   STATE
         SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A
         GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS
         NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE
         SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE
         144 UNDER SAID ACT.

     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Preferred Stock and the Conversion Shares, upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of the Conversion Shares is registered under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that a public sale, assignment or transfer of the Preferred Stock and the Conversion Shares may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Preferred Stock or the Conversion Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

         h. Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         i.    Residency   and   Affiliations.    The   Buyer
     represents that it is a resident of that state and country specified in its address set forth herein, that it is not an affiliate of the Company as defined in the U.S. Securities Act of 1933 (the "Securities Act"), and that following the purchase of the Securities, and the conversion of same, neither the Buyer nor any of its affiliates will be affiliates of the Company.

         j. Review and Compliance. The Buyer covenants that it has reviewed this transaction with its legal counsel and advisors, and covenants that such purchase is in compliance with its national and local securities laws or regulations, and agrees to advise the Company if such laws or regulations require the Company to place any legends or restrictions on the certificates representing the Securities. Such Buyer undertakes to take all steps necessary to ensure that any purchase, offer or sale of the Securities will comply with the laws and regulations of all necessary state, federal or foreign regulatory or self-regulatory authorities.

     3 . REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to the Buyer that:

          a. Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good
     standing in every jurisdiction in which  the   nature   of
     the  business conducted  by  it  makes  such qualification
     necessary, except  to  the  extent  that  the   failure to
     be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

          b. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and any related agreements, and to issue the Preferred Stock, the Conversion Shares, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Stock and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and, no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Registration Rights Agreement, the Escrow Agreement and any related agreements have been duly executed and delivered by the Company, and
     (iv) this Agreement, the Registration Rights Agreement, the Escrow Agreement, and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

          c.   Capitalization.   As  of  the  date  hereof,  the
     authorized capital stock of the Company consists of 4,000,000,000 shares of Common Stock, par value $0.10 per share, and 500,000 shares of Preferred Stock, par value $0.10 per share. All of such outstanding shares have been validly issued and are fully paid and nonassessable. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Preferred Stock or the Conversion Shares as described in this Agreement. Upon request of the Buyer, the Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

          d. Issuance of Securities. The Preferred Stock is duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof and are entitled to the rights and preferences set forth in the Certificate of Designation of Preferred Stock. The Conversion Shares issuable upon conversion of the Preferred Stock shall be duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Preferred Stock, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

          e. No Conflicts. Except as disclosed in the SEC Documents, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not
     (i)   result   in   a  violation  of  the   Certificate   of
     Incorporation or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse  of  time  or both would become a default)  under,  or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or by-laws, respectively. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, to the best of the Company=s knowledge, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement and the Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

          f. SEC Documents. Since January 1, 2001, the Company had filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and being hereinafter referred to as the "SEC Documents").

          g. Absence of Certain Changes. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

          h. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Preferred Stock or the Conversion Shares.

          i. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

          j. Environmental Laws. To the best of the Company=s knowledge, the Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

          k.   Insurance.    The  Company  and   each   of   its
     subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the
     Company  and  its  subsidiaries are  engaged.   Neither  the
     Company  nor  any  such  subsidiary  has  been  refused  any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          l.   Internal  Accounting Controls.   The  Company  and
     each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          m.   Tax   Status.   The  Company  and  each  of   its
     subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          n. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Stock will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Stock in accordance with this Agreement and the Preferred Stock, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          o. Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents, or other third parties.

     4.   COVENANTS.

          a.   Best  Efforts.   Each party  shall  use  its  best
     efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          b. Reporting Status. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and (B) none of the
     Preferred Stock are outstanding (the "Registration Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

          c.   Use  of  Proceeds.   The  Company  will  use  the
     proceeds from the sale of the Preferred Stock for working capital and research and development. The Buyer acknowledges reviewing the Company's SEC Documents, including but not limited to its November 2001 Proxy materials, for more detailed information regarding the way the Company uses its funds, as well as its plans for future funds.

          d. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares, which could be issued at any time. In the event that the Company does not have a sufficient number of shares available to provide for the issuance of the Conversion Shares, it will take the appropriate steps necessary to obtain the approval of its shareholders to authorize a sufficient number of additional shares.

          e. Expenses. Each of the Company and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement and the Registration Rights Agreement.

     5.  TRANSFER AGENT INSTRUCTIONS.

          The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer, for the Conversion Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Preferred Stock (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified herein. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2 herein (in the case of the Conversion Shares, prior to registration of such shares under the 1933 Act) will be given by the Company to its transfer agent and that the Preferred Stock and the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement or the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Preferred Stock or the Conversion Shares. If the Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form, and substance to the Company, that registration of a resale by the Buyer of any of the Preferred Stock or the Conversion Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this
Section 5, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          The obligation of the Company hereunder to issue and sell the Preferred Stock to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

          a. The Buyer shall have executed this Agreement, the Registration Rights Agreement, and the Escrow Agreement and delivered the same to the Company.

          b. The Buyer shall have delivered to the Escrow Agent the Purchase Price for the Preferred Stock being purchased by the Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

          c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

     7.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

          The obligation of the Buyer hereunder to purchase the Preferred Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

          a. The Company shall have executed this Agreement, the Registration Rights Agreement, and the Escrow Agreement and delivered the same to the Buyer.

          b. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in
     Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

          c.   The  Company shall have executed and delivered  to
     the  Buyer  the Certificates (in such denominations  as  the
     Buyer   shall   request)  for  the  Preferred  Stock   being
     purchased by the Buyer at the Closing.

     8.   INDEMNIFICATION.

           In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Preferred Stock and the
Conversion  Shares,  hereunder and in  addition  to  all  of  the
Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Preferred Stock, the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Preferred Stock or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Preferred Stock, the Registration Rights Agreement, or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee by any third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred
Stock or the status of the Buyer or holder of the Preferred Stock, the Conversion Shares, as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

     9.  GOVERNING LAW: MISCELLANEOUS.

          a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without regard to the principles of conflict of laws. The parties expressly consent to the jurisdiction and venue of the Common Pleas Court of Allegheny County, Pennsylvania, and the United States District Court for the Western District of Pennsylvania for the adjudication of any civil action asserted pursuant to this Paragraph.

          b. Acknowledgment Regarding Buyer=s Purchase of Preferred Stock. The parties acknowledge and agree that the Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The parties further acknowledge that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Preferred Stock or the Conversion Shares. The parties further acknowledge Buyer that the Company=s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

          c. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signatures delivered by facsimile transmission shall be deemed to have the same force as an original signature.

          d. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          e. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          f. Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein  and,  except as specifically set  forth  herein  or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

          g. Notices. Any notices consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (I) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

          BICO, Inc.
          Building 2500, 2nd Floor
          2275 Swallow Hill Road
          Pittsburgh, Pennsylvania  15220
          Attn: Michael P. Thompson, CFO
          Telephone:    (412) 429-0673
          Facsimile:    (412) 279-9694

          If to the Buyer:

          J.P. Carey Asset Management
          Atlanta Financial Center, East Tower
          3343 Peachtree Road, Suite 500
          Atlanta, Georgia  30326
          Attn: James Canouse
          Telephone: (404) 816-5339
          Facsimile: (404) 816-6268

     If to the Transfer Agent:

          Mellon Investor Services
          44 Wall Street, 6th Floor
          New York, New York  10005
          Attn: Yvonne Benn
          Telephone:    (917) 320-6244
          Facsimile:    (917) 320-6318

     Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

          h. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

          i. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          j. Survival. Unless this Agreement is terminated under Section 9(m), the representations and warranties of the Company and the Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, the indemnification provisions set forth in Section 8, shall survive the Closing. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          k. Publicity. The Company shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations.

          l.   Further  Assurances.   Each  party  shall  do  and
     perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          m. Termination. In the event that the Closing shall not have occurred with respect to the Buyer on or before the Closing Date due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party. Prior to the Closing Date, the Company may terminate this Securities Purchase Agreement and its related obligations pursuant to the Registration Rights Agreement, the Escrow Agreement and any related agreements upon thirty (30) days written notice to the Buyer.

          o. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                              ACOMPANY@
                              BICO, INC.

                              By: /s/ Fred E. Cooper
                              Name: Fred E. Cooper
                              Title: CEO

                              "BUYER"
                              J.P. CAREY ASSET MANAGEMENT

                              By:/s/ Joseph C. Canouse
                              Name: Joseph C. Canouse